AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 15, 2005
                                                      Registration No. 333-76556
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -------------------------

                             ABLE LABORATORIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                          04-3029787
  (STATE OR OTHER JURISDICTION                              (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NUMBER)

                                  1 ABLE DRIVE
                           CRANBURY, NEW JERSEY 08512
                                 (609) 495-2800
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            -------------------------

                              DHANANJAY G. WADEKAR
                             CHIEF EXECUTIVE OFFICER
                             ABLE LABORATORIES, INC.
                                  1 ABLE DRIVE
                           CRANBURY, NEW JERSEY 08512
                                 (609) 495-2800
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            -------------------------

                                   COPIES TO:
                            GERARD P. O'CONNOR, ESQ.
                                 FOLEY HOAG LLP
                              155 SEAPORT BOULEVARD
                           BOSTON, MASSACHUSETTS 02210
                                 (617) 832-1249

                            -------------------------

     Able Laboratories, Inc. registered 99,977 shares of its common stock, par value $.01 per share, under this Registration Statement for resale by certain stockholders. Able Laboratories hereby removes from registration all of the shares of its common stock, $.01 par value per share, registered pursuant to its Registration Statement on Form S-3 (No. 333-76556) for sale from time to time by the selling stockholders named in such Registration Statement which have not been sold as of the time of filing of this Post-Effective Amendment No. 1.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Registration Statement No. 333-76556 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cranbury, State of New Jersey, March 15, 2005.


                                       ABLE LABORATORIES, INC.

                                       By: /s/ Dhananjay G. Wadekar
                                           --------------------------
                                           Chief Executive Officer